Exhibit 99.1

Alcoa Corporation Stock and Incentive Compensation Plan
(as Amended and Restated)

May 6, 2026

SECTION 1.
PURPOSE. The purpose of the Alcoa Corporation Stock and Incentive Compensation Plan (as Amended and Restated) (the “Plan”) is to encourage selected Directors and Employees to align their interests with the long-term growth and financial success of the Company and to further link the interests of such individuals to the long-term interests of stockholders.
SECTION 2.
DEFINITIONS. As used in the Plan, the following terms have the meanings set forth below (except as otherwise provided in an Award Agreement):

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Securities Exchange Act of 1934, as may be amended from time to time (the “Exchange Act”).

“Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, Converted Award, Cash Incentive Award, or any other right, interest, or option relating to Shares, cash or other property granted pursuant to the provisions of the Plan.

“Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder (and, in the case of a Converted Award, originally between Alcoa Inc. and the Participant), which may, but need not, be executed or acknowledged by both the Company and the Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means a cash Award granted pursuant to Section 14 of the Plan.

“Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)
any one person or more than one person acting as a group (a “Person”) acquires, whether by purchase in the market, tender offer, reorganization, merger, statutory share exchange or consolidation, other similar transaction involving the Company or any of its subsidiaries or otherwise (a “Transaction”), common stock of the Company possessing 30% or more of the total voting power of the stock of the Company unless (A) all or substantially all of the individuals and entities that were the beneficial owners of the then-outstanding Shares (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Transaction own, directly or indirectly, 50% or more of the then outstanding Shares (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Transaction of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Transaction were members of the Board at the time of the Transaction (which in the case of a market purchase shall be the date 30% ownership was first acquired, in the case of a tender offer, when at least 30% of the Company’s Shares were tendered, and in other events upon the execution of the initial agreement or of the action of the Board providing for such Transaction);

and provided, further, that, for purposes of this paragraph, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate;
(b)
a majority of the members of the Board is replaced during any 12-month period by (i) directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election and/or (ii) whose appointment or election is in connection with an election contest or through use of proxy access procedures included in the Company’s organizational documents;
(c)
any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; or
(d)
the consummation of a complete liquidation or dissolution of the Company.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if its sole purpose is to (i) change the jurisdiction of the Company’s incorporation, or (ii) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Provided, however, solely with respect to any Award that the Committee determines to be subject to Section 409A of the Code (and not excepted therefrom), and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treasury Regulation Section 1.409A-3(i)(5) of the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and the regulations and other binding guidance promulgated thereunder.

“Committee” means the People and Compensation Committee of the Board, any successor to such committee or a subcommittee thereof or, if the Board so determines, another committee of the Board, in each case composed of no fewer than two Directors, each of whom is a Non-Employee Director.

“Company” means Alcoa Corporation, a Delaware corporation, including any successor thereto.

“Contingency Period” has the meaning set forth in Section 8.

“Converted Award” means an Award that is issued to satisfy the automatic adjustment and conversion of awards of Alcoa Inc. common stock contemplated under the Employee Matters Agreement. Converted Awards may be in the form of Options or Restricted Share Units, including Restricted Share Units that are Performance Awards. For avoidance of doubt, any Converted Award will be governed by the provisions of the original award agreement applicable to such Converted Award.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee (including any officer or employee director) of the Company or of any Subsidiary.

“Employee Matters Agreement” means the Employee Matters Agreement dated October 31, 2016 as amended by and between Alcoa Inc. and the Company relating to the transfer of employees in connection with the separation of the Company’s business from Alcoa Inc.’s business, which agreement is incorporated herein by reference.

“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

“Executive Officer” means an officer who is designated as an (i) executive officer by the Board, the Committee or by their respective designees in accordance with the definition of “executive officer” under Rule 3b-7 of the Exchange Act or (ii) officer by the Board, the Committee or by their respective designees in accordance with the definition of “officer” under Rule 16a-1(f) of the Exchange Act.

“Exercisable Time-Based Award” has the meaning set forth in Section 12.

“Fair Market Value” with respect to Shares on any given date means the closing price per Share on that date as reported on the New York Stock Exchange or other stock exchange on which the Shares principally trade. If the New York Stock Exchange or such other stock exchange is not open for business on the date Fair Market Value is being determined, the closing price per Share as reported for the next business day on which that exchange is open for business will be used. If the Shares are not listed on any established stock exchange, Fair Market Value will be as determined in good faith by the Committee.

“Family Member” has the same meaning as such term is defined in Form S-8 (or any successor form) promulgated under the U.S. Securities Act of 1933, as amended.

“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

“Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3) under the Exchange Act or any successor definition adopted by the U.S. Securities and Exchange Commission.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

“Other Awards” has the meaning set forth in Section 10.

“Participant” means an Employee or a Director who is selected to receive an Award under the Plan, including, in either case, a person who has agreed to commence serving in such capacity within 90 days of the date of the grant of the Award.

“Performance Award” means any Award granted pursuant to Section 11 hereof in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares, Cash Incentive Awards, or Other Awards of property, including cash, that have a performance feature described in Section 11.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

“Plan” means this Alcoa Corporation Stock and Incentive Compensation Plan (as Amended and Restated) (formerly titled the Alcoa Corporation 2016 Stock Incentive Plan (as Amended and Restated as of May 9, 2018)), as may be further amended from time to time.

“Replacement Award” means an award resulting from adjustments or substitutions referred to in Section 4(f) herein, provided that the award meets all of the following requirements, as determined by the Committee, as constituted immediately before the Change in Control, in its sole discretion: (i) such award is issued by a company (foreign or domestic) the majority of the equity of which is listed under and in compliance with the domestic company listing rules of the New York Stock Exchange or with a similarly liquid exchange which has comparable standards to the domestic company listing standards of the New York Stock Exchange, (ii) such award is an award of the same type as the original Award; provided, however, that, for such purpose, an award of Options will be deemed to be of the same type as an award of Stock Appreciation Rights, and vice versa, (iii) such award has a value at least equal to the value of the original Award, (iv) if the Participant is subject to U.S. federal income tax under the Code, the tax consequences of the award to the Participant under the Code are not less favorable to the Participant than the tax consequences of the original Award, and (v) the other terms and conditions of the award (including the terms related to vesting and exercisability, as applicable) are not less favorable to the Participant than the terms and conditions of the original Award (including the provisions that would apply in the event of a subsequent termination of employment or Change in Control).

“Restricted Shares” has the meaning set forth in Section 8.

“Restricted Share Unit” has the meaning set forth in Section 9.

“Retirement” means either (i) a termination of employment in which there is a right to immediate payment of a pension benefit under the normal or early retirement provisions (excluding any deferred vested pension) of any Company sponsored defined benefit retirement plan or (ii) in the case of a Company sponsored defined contribution savings plan, a termination of employment at the earliest of age 55 with 10 years of service or age 65, unless a different normal or early retirement age is otherwise specified in the plan. If there is no Company sponsored defined benefit or defined contribution pension plan, the retirement definition of any applicable governmental retirement plan in the applicable country will govern. Any Award that may become vested or earned in connection with Retirement shall remain subject to clawback as set forth in Section 16(f).

“Shares” means the shares of common stock of the Company, $0.01 par value per share.

“Stock Appreciation Right” means any right granted under Section 7.

“Subsidiary” means any corporation or other entity in which the Company owns, directly or indirectly, stock of 50% or more of the total combined voting power of all classes of stock in such corporation or entity, and any corporation, partnership, joint venture, limited liability company or other business entity as to which the Company possesses a significant ownership interest, directly or indirectly, as determined by the Committee.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

“Time-Based Award” means any Award granted pursuant to the Plan that is not a Performance Award.

“10% Stockholder” means an Employee who, as of the date on which an Incentive Stock Option is granted to such employee, owns more than ten percent (10%) of the total combined voting power of all classes of Shares then issued by the Company or any of its Subsidiaries.

SECTION 3.
ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Employee Participant hereunder; (iii) determine the number of Shares to be covered by each Employee Award granted hereunder; (iv) determine the terms and conditions of any Employee Award granted hereunder, and make modifications to such terms and conditions with respect to any outstanding Employee Award, in each case, which are not inconsistent with the provisions of the Plan; (v) determine whether, to what extent and under what circumstances Employee Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Employee Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Participant’s termination of service for purposes of Awards granted under the Plan; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan, including, without limiting the generality of the foregoing, make any determinations necessary to effectuate the purpose of Section 12(a)(v) below. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant and any stockholder; provided that the Board shall approve any decisions regarding Awards granted to or held by Directors.

The Board shall have full power and authority to: (i) select the Directors of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Director Participant hereunder; (iii) determine the number of Shares to be covered by each Director Award granted hereunder; (iv) determine the terms and conditions of any Director Award granted hereunder, and make modifications to such terms and conditions with respect to any outstanding Director Award, in each case, which are not inconsistent with the provisions of the Plan; (v) determine whether, to what extent and under what circumstances Director Awards may be settled in cash, Shares or other property or canceled or suspended; and (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to a Director Award under this Plan shall be deferred either automatically or at the election of the Director. Subject to adjustment pursuant to Section 4(f), Awards to a Director made under this Plan shall not exceed an aggregate value of $750,000 based on grant date fair values (determined in accordance with U.S. generally accepted accounting principles) in any one fiscal year period.

Notwithstanding the foregoing, the Board or the Committee may delegate to one or more of the Committee’s members, to a subcommittee of the Committee, other Board members, or to one or more officers of the Company or an Affiliate such responsibilities, duties and powers as may be deemed advisable, including without limitation, (i) to designate recipients of Awards under the Plan, and to grant Awards to them, and (ii) to determine the number of such Awards to be received by any such Participants; provided that such delegation of duties and responsibilities to an officer of the Company or an Affiliate may be not made with respect to the grant of Awards to Directors or officers who are subject to Section 16(a) of the Exchange Act on the grant date and will be made in accordance with the requirements of Section 157(c) of the Delaware General Corporation Law. The acts of such delegates shall be treated hereunder as acts of the Board or Committee, as applicable, and such delegates shall report regularly to the Board or Committee, as applicable, regarding the delegated duties and responsibilities and any Awards granted.

SECTION 4.
SHARES SUBJECT TO THE PLAN AND LIMITATIONS.
(a)
Number of Shares Reserved under the Plan. Subject to the adjustment provisions of Section 4(f) below and the provisions of Section 4(b), up to 38,000,000 Shares may be issued under the Plan. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary, and subject to adjustment to the extent permitted under Section 422 of the Code, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 38,000,000. Each Share issued pursuant to an Award other than an Option or a Stock Appreciation Right shall count as (i) 2.33 Shares from November 1, 2016 until May 10, 2017, (ii) 1.63 Shares from May 10, 2017 until May 6, 2026, and (iii) 1.69 Shares from May 6, 2026 and thereafter, for purposes of the foregoing authorization. Each Share issued pursuant to an Option or Stock Appreciation Right shall be counted as one Share for each Option or Stock Appreciation Right. For the avoidance of doubt, (i) any Shares issued pursuant to a Converted Award shall reduce the maximum number of Shares issuable under this Section 4(a) and (ii) Shares subject to Cash Incentive Awards or any Other Awards granted or settled in cash shall not count against the Shares authorized for issuance under the Plan.
(b)
Share Replenishment. Shares underlying Awards that are granted under the Plan, which are subsequently forfeited, cancelled or expire in accordance with the terms of the Award, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained in the Plan: (x) Shares withheld by the Company, tendered or otherwise used in payment of the Option price of an Option will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 4(a) of the Plan; (B) Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 4(a) of the Plan; (C) Shares subject to a Stock Appreciation Rights that are not actually issued in connection with the settlement of Stock Appreciation Rights on the exercise thereof will not be added back to the aggregate number of Shares available under Section 4(a) of the Plan; and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 4(a) of the Plan. If, under the Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Shares based on Fair Market Value, such Shares will not count against the aggregate limit under Section 4(a) of the Plan. Any Shares granted under the Plan that again become available for issuance pursuant to this Section 4(b) will be added back to the aggregate limit of this Plan in the same manner that such Shares were originally deducted from the aggregate Plan limit pursuant to Section 4(a) of the Plan.
(c)
Issued Shares. Shares shall be deemed to be issued hereunder only when and to the extent that payment or settlement of an Award is actually made in Shares. Notwithstanding anything herein to the contrary, the Committee may in an Award Agreement authorize a cash payment in lieu of Shares, including without limitation if there are insufficient Shares available for issuance under the Plan to satisfy an obligation created under the Plan.
(d)
Source of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, Shares purchased in the open market or otherwise, or a combination of the foregoing.
(e)
Substitute Awards. Shares issued or granted in connection with Substitute Awards shall not reduce the Shares available for issuance under the Plan or to a Participant.
(f)
Adjustments. Subject to Section 12:
(i)
Corporate Transactions other than an Equity Restructuring. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4(a)); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per Share for any outstanding Awards under the Plan. Any adjustments to Awards subject to Section 409A of the Code shall be made in the accordance with the requirements of Section 409A of the Code.

In the event of any transaction or event described above in this Section 4(f)(i) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in applicable laws or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take actions, including but not limited to any one or more of the following actions, whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, provided that the number of Shares subject to any Award will always be a whole number:

(A)
To provide for either (i) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described above in this Section 4(f)(i) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(B)
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(C)
To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, rights and Awards;
(D)
To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby; or
(E)
To provide that the Award cannot vest, be exercised or become payable after such event.
(ii)
Equity Restructuring. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 4(f), the Committee will adjust the terms of the Plan and each outstanding Award as it deems equitable to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to each outstanding Award and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4(a)); (ii) adjusting the terms and conditions of (including the grant or exercise price), and the performance targets or other criteria included in, outstanding Awards; and (iii) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 4(f)(ii) will be nondiscretionary and final and binding on all interested parties, including the affected Participants and the Company; provided that the Committee will determine whether an adjustment is equitable and the number of Shares subject to any Award will always be a whole number.

(g)
Minimum Vesting/Performance Period Requirements. Notwithstanding any other provision of the Plan (outside of this Section 4(g)) to the contrary, Awards granted under the Plan (other than Cash Incentive Awards) will either be subject to a minimum vesting or minimum performance period of one year; provided, that the following awards shall not be subject to the foregoing minimum vesting or minimum performance period requirement: any (i) Substitute Awards; (ii) Shares delivered in lieu of fully vested cash obligations; (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the applicable grant date and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders; and (iv) additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) of the Plan (subject to the adjustment provisions of the Plan). Nothing in this Section 4(g) or otherwise in the Plan, however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any Award under the Plan upon certain events, including, without limitation, in connection with or following a Participant’s death, disability, Retirement or other termination of service or a Change in Control, or (y) exercising its authority under Section 15 of the Plan at any time following the grant of an Award.
SECTION 5.
ELIGIBILITY. Any Director or Employee shall be eligible to be selected as a Participant.
SECTION 6.
OPTIONS. Options may be granted hereunder to Participants either alone or in addition to Other Awards granted under the Plan. Any Option granted under the Plan may be evidenced by an Award Agreement in such form as the Committee from time to time approves. Any such Option shall be subject to the terms and conditions required by this Section 6 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may deem appropriate in each case. Options may be (i) Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) Options that are not intended to be Incentive Stock Options, or (iii) a combination of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code. The terms of any Incentive Stock Option shall be subject in all respects to the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.
(a)
Option Price. The purchase price (or Option price) per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, except in connection with an adjustment provided for in Section 4(f), Substitute Awards or Converted Awards, such purchase price shall not be less than the Fair Market Value of one Share on the date of the grant of the Option (or less than 110% of the Fair Market Value of one Share on such date in the case of an Incentive Stock Option granted to a 10% Stockholder).
(b)
Option Period. The term of each Option granted hereunder shall not exceed ten years from the date the Option is granted (or five years in the case of an Incentive Stock Option granted to a 10% Stockholder).
(c)
Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant, subject to the terms of the Plan.
(d)
Method of Exercise. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, subject to any conditions or limitations established by the Committee, by the Company's withholding of Shares otherwise issuable upon exercise of an Option pursuant to a "net exercise" arrangement) having a fair market value on the exercise date equal to the total Option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

SECTION 7.
STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants on such terms and conditions as the Committee may determine, subject to the requirements of the Plan. A Stock Appreciation Right shall confer on the holder a right to receive, upon exercise, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards, Converted Awards or in connection with an adjustment provided in Section 4(f), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property or any combination thereof, as the Committee, in its sole discretion, shall determine.
(a)
Grant Price. The grant price for a Stock Appreciation Right shall be determined by the Committee, provided, however, and except as provided in Section 4(f) and for Substitute Awards and Converted Awards, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.
(b)
Term. The term of each Stock Appreciation Right shall not exceed ten years from the date of grant, or if granted in tandem with an Option, the expiration date of the Option.
(c)
Time and Method of Exercise. The Committee shall establish the time or times at which a Stock Appreciation Right may be exercised in whole or in part.
SECTION 8.
RESTRICTED SHARES.
(a)
Definition. A Restricted Share means any Share issued with the contingency or restriction that the holder may not sell, transfer, pledge or assign such Share and with such other contingencies or restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any contingency or restriction on the right to vote such Share and the right to receive any cash dividends), which contingencies and restrictions may lapse separately or in combination, at such time or times, in installments or otherwise, as the Committee may deem appropriate.
(b)
Issuance. A Restricted Share Award shall be subject to contingencies or restrictions imposed by the Committee during a period of time specified by the Committee (the “Contingency Period”). Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to Other Awards granted under the Plan. The terms and conditions of Restricted Share Awards need not be the same with respect to each recipient.
(c)
Registration. Any Restricted Share issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares awarded under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, contingencies and restrictions applicable to such Award.
(d)
Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter or as otherwise set forth in the terms and conditions of an Award, upon termination of service for any reason during the Contingency Period, all Restricted Shares still subject to any contingency or restriction shall be forfeited by the Participant and reacquired by the Company.
(e)
Section 83(b) Election. A Participant may, with the consent of the Committee, make an election under Section 83(b) of the Code to report the value of Restricted Shares as income on the date of grant. The Committee may, in its discretion, provide in an Award Agreement, that the Restricted

Share Award is conditioned upon the Participant’s making or refraining from making an election with respect to such Award under Section 83(b) of the Code.
SECTION 9.
RESTRICTED SHARE UNITS.
(a)
Definition. A Restricted Share Unit is an Award of a right to receive, in cash or Shares, as the Committee may determine, the Fair Market Value of one Share, the grant, issuance, retention and/or vesting of which is subject to such terms and conditions as the Committee may determine at the time of the grant, which shall not be inconsistent with the Plan.
(b)
Terms and Conditions. In addition to the terms and conditions that may be established at the time of a grant of Restricted Share Unit Awards, the following terms and conditions apply:
(i)
Except as permitted under Section 16(a), Restricted Share Unit Awards may not be sold, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable contingency, restriction or Performance Period lapses.
(ii)
Shares (including securities convertible into Shares) subject to Restricted Share Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.
(iii)
The terms and conditions of Restricted Share Unit Awards need not be the same with respect to each recipient.
SECTION 10.
OTHER AWARDS. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Awards”) may be granted to Participants. Other Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom, and the time or times at which, such Awards shall be made, the number of Shares to be granted pursuant to such Awards and all other conditions of the Awards. The terms and conditions of Other Awards need not be the same with respect to each recipient.
SECTION 11.
PERFORMANCE AWARDS. Awards with a performance feature are referred to as “Performance Awards”. Performance Awards may be granted in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares, Other Awards or Cash Incentive Awards with the features and restrictions applicable thereto. The performance criteria to be achieved during any Performance Period may include performance goals with respect to the measures described in Section 13. The length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Performance Awards may be paid in cash, Shares, other property or any combination thereof in the sole discretion of the Committee. The performance levels to be achieved for each Performance Period and the amount of the Award to be paid shall be conclusively determined by the Committee.
SECTION 12.
CHANGE IN CONTROL PROVISIONS.
(a)
Effect of a Change in Control on Existing Awards under the Plan. Except as otherwise determined by the Committee or provided by the Committee in an applicable Award Agreement or other agreement, plan, or arrangement that a Participant is a party to or participates in, notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:
(i)
any Time-Based Award consisting of Options, Stock Appreciation Rights or any other Time-Based Award in the form of rights that are exercisable by Participants upon vesting (“Exercisable Time-Based Award”), that is outstanding as of the date on which a Change in Control shall be deemed to have occurred and that is not then vested, shall become vested and exercisable, unless replaced by a Replacement Award;
(ii)
any Time-Based Award that is not an Exercisable Time-Based Award that is outstanding as of the date on which a Change in Control shall be deemed to have occurred and that is not then vested, shall become free of all contingencies, restrictions and limitations and shall become vested and transferable, unless replaced by a Replacement Award;
(iii)
any Replacement Award for which an Exercisable Time-Based Award has been exchanged upon a Change in Control shall vest and become exercisable in accordance with the vesting schedule and term for exercisability that applied to the corresponding Exercisable Time-Based Award immediately prior to such Change in Control, provided, however, that if within twenty four (24) months of such Change in Control, the Participant’s service with the Company or a Subsidiary is terminated without Cause (as such term is defined in the Alcoa Corporation Change in Control Severance Plan, as amended from time to time (the “CIC Plan”)) or by the Participant for Good Reason (as such term is defined in the CIC Plan), such Award shall become vested and exercisable to the extent outstanding at the time of such termination of service. Any Replacement Award that has become vested and exercisable pursuant to this paragraph shall expire on the earlier of (A) thirty six (36) months following the date of termination of such Participant’s service (or, if later, the conclusion of the applicable post-termination exercise period pursuant to the applicable Award Agreement) and (B) the last day of the term of such Replacement Award;
(iv)
any Replacement Award for which a Time-Based Award that is not an Exercisable Time-Based Award has been exchanged upon a Change in Control shall vest in accordance with the vesting schedule that applied to the corresponding Time-Based Award immediately prior to such Change in Control, provided, however, that if within twenty four (24) months of such Change in Control, the Participant’s service with the Company or a Subsidiary is terminated without Cause (as such term is defined in the CIC Plan) or by the Participant for Good Reason (as such term is defined in the CIC Plan), such Award shall become free of all contingencies, restrictions and limitations and become vested and transferable to the extent outstanding;
(v)
any Performance Award shall be converted so that such Award is no longer subject to any performance condition referred to in Section 11 above, but instead is subject to the passage of time, with the number or value of such Replacement Award based on the greater of (A) target performance of the applicable performance goals and (B) projected actual performance (as determined by the Committee) of the applicable performance goals as of the date of the consummation of the Change in Control. Paragraphs (i) through (iv) above shall govern the terms of such Time-Based Award.
(b)
Change in Control Settlement. Notwithstanding any other provision of this Plan, if approved by the Committee, upon a Change in Control, a Participant may receive a cash settlement under clauses (i) and (ii) below of existing Awards that are vested and exercisable as of the date on which such Change in Control shall be deemed to have occurred:
(i)
a Participant who holds an Option or Stock Appreciation Right may, in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right, surrender the Option or Stock Appreciation Right to the Company and receive cash, within 30 days of the Change in Control, in an amount equal to the amount by which the Fair Market Value of the Shares on the date of the Change in Control exceeds the purchase price per Share under the Option or Stock Appreciation Right multiplied by the number of Shares granted under the Option or Stock Appreciation Right; and

(ii)
a Participant who holds Restricted Share Units may, in lieu of receiving Shares which have vested under Section 12(a)(ii) of this Plan, receive cash, within 30 days of a Change in Control, in an amount equal to the Fair Market Value of the Shares on the date of the Change in Control multiplied by the number of Restricted Share Units held by the Participant.
SECTION 13.
PERFORMANCE GOALS.
(a)
Goals. As the Committee deems appropriate, performance goals established by the Committee may be based upon (x) the achievement of specified levels of Company, Subsidiary, division or business unit performance under one or more of the measures described below, (y) the improvement in Company, Subsidiary, division or business unit performance under one or more of the measures, and (z) Company, Subsidiary or business unit performance under one or more of the measures relative to the performance of other comparator companies or groups of companies or an external index or indicator. Performance goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned, and a level of performance at which an Award will be fully earned. In this regard, the Committee shall select one or more of the following objectively determinable performance goals:
(i)
earnings, including earnings margin, operating income, earnings before or after taxes, and earnings before or after interest, taxes, depreciation, and amortization;
(ii)
book value per share;
(iii)
pre-tax income, after-tax income, income from continuing operations, or after tax operating income;
(iv)
operating profit;
(v)
earnings per common share (basic or diluted);
(vi)
return on assets (net or gross);
(vii)
return on capital;
(viii)
return on invested capital;
(ix)
sales, revenues or growth in or returns on sales or revenues;
(x)
share price appreciation;
(xi)
absolute or relative total stockholder return;
(xii)
cash flow, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), cash on hand, reduction of debt, capital structure of the Company including debt to capital ratios;
(xiii)
implementation or completion of critical projects or processes;
(xiv)
economic profit, economic value added or created;
(xv)
cumulative earnings per share growth;
(xvi)
achievement of cost reduction goals;

(xvii)
return on stockholders’ equity;
(xviii)
reduction of days working capital, working capital or inventory;
(xix)
operating margin or profit margin;
(xx)
capital expenditures;
(xxi)
cost targets, reductions and savings (including net conversion costs), production and productivity and efficiencies;
(xxii)
strategic business criteria, consisting of one or more objectives based on market penetration, geographic business expansion, growth objectives, portfolio optimization actions, customer satisfaction (including product quality and delivery), employee satisfaction, human resources management and allocation, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons;
(xxiii)
personal professional objectives, including any of the foregoing performance measures, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, technology and best practice sharing within the Company, and the completion of other corporate goals or transactions;
(xxiv)
sustainability measures (including carbon intensity), community engagement measures or environmental, health or safety goals of the Company or the Subsidiary or business unit of the Company for or within which the Participant is primarily employed; or
(xxv)
audit and compliance measures.

The Committee may also specify any inclusion(s) or exclusion(s) for any event(s) or occurrence(s) which the Committee determines should be included or excluded, as appropriate, for purposes of measuring performance against the applicable performance goals which may include, among others (i) for those restructuring, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any other unusual, infrequently occurring, nonrecurring or non-core items; (ii) the aggregate impact of accounting changes, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in the Company’s Annual Report on Form 10-K for the applicable year; (iii) foreign exchange gains or losses, currency fluctuations, or the prices of aluminum or alumina; (iv) regional premiums, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, non–cash interest expense, capital charges, or payments of bonuses or other financial and general and administrative expenses, (vi) environmental or litigation reserve adjustments, litigation or claim judgments or settlements, (vii) any adjustments for other unusual or infrequently occurring items, discrete tax items, strike and/or strike preparation costs, business interruption, curtailments, natural disasters, force majeure events, or (viii) mark to market gains or losses.

(b)
Adjustments. Notwithstanding any provision of this Plan other than Section 4(f) and Section 12, with respect to any Award that is subject to this Section 13, the Committee may adjust the amount payable pursuant to such Award based upon the level of the attained performance goal.
(c)
Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate.

SECTION 14.
CASH INCENTIVE AWARDS. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards. Each grant will specify the amount payable with respect to a Cash Incentive Award, to which it pertains, which amount may be subject to adjustment to reflect changes in compensation or other factors. The Performance Period with respect to each Cash Incentive Award will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including, without limitation, in the event of the Retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control. Each grant of a Cash Incentive Award will specify the performance goals regarding the earning of the Award, which may include performance goals with respect to the measures described in Section 13.
SECTION 15.
AMENDMENTS AND TERMINATION. The Board or the Committee may amend, alter, suspend, discontinue or terminate any Award or the Plan or any portion thereof at any time; provided that notwithstanding any other provision in the Plan, no such amendment, alteration, suspension, discontinuation or termination shall be made: (a) without stockholder approval, if such approval would be required pursuant to applicable law or the requirements of the New York Stock Exchange or such other stock exchange on which the Shares trade; or (b) without the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award, except as provided in Sections 16(e) and 16(f). Notwithstanding anything to the contrary herein, the Board or the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States or to qualify for or comply with any tax or regulatory requirement for which or with which the Board or Committee deems it necessary or desirable to qualify or comply.
SECTION 16.
GENERAL PROVISIONS.
(a)
Transferability of Awards. Except as otherwise determined by the Committee and provided herein, and subject to compliance with Section 16(r) of the Plan and Section 409A of the Code, no Awards or dividend equivalents paid with respect to Awards made under the Plan will be transferable by the Participant except by will or the laws of descent and distribution. Subject to the preceding sentence, unless otherwise provided by the Committee or limited by applicable laws, Awards may be transferred to one or more Family Members, individually or jointly, or to a trust whose beneficiaries include the Participant or one or more Family Members under terms and conditions established by the Committee. In no case will the Committee permit any transfer to a third-party financial institution. Where transfer is permitted, references to “Participant” will be construed, as the Committee deems appropriate, to include any permitted transferee to whom such Award is transferred. Unless otherwise provided by the Committee or limited by applicable laws, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. The Committee shall have authority to determine, at the time of grant, any other rights or restrictions applicable to the transfer of Awards. Except as provided in this Plan or the terms and conditions established for an Award, any Award shall be null and void and without effect upon any attempted assignment or transfer, including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce or trustee process or similar process, whether legal or equitable.
(b)
Award Entitlement. No Employee or Director shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Directors under the Plan.
(c)
Terms and Conditions of Award. The prospective recipient of any Award under the Plan shall be deemed to have become a Participant subject to all the applicable terms and conditions of the Award upon the grant of the Award to the prospective recipient, unless the prospective recipient notifies the Company within 30 days of the grant that the prospective recipient does not accept the Award. This Section 16(c) is without prejudice to the Company’s right to require a Participant to affirmatively accept the terms and conditions of an Award.

(d)
Award Adjustments. Except as provided in Section 13, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of Other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.
(e)
Committee Right to Cancel. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended at any time prior to a Change in Control: (i) if an Employee, without the consent of the Committee, while employed by the Company or a Subsidiary or after termination of such employment, becomes associated with, employed by, renders services to or owns any interest (other than an interest of up to 5% in a publicly traded company or any other non- substantial interest, as determined by the Committee) in any business that is in competition with the Company or any Subsidiary; (ii) in the event of the Participant’s willful engagement in conduct which is injurious to the Company or any Subsidiary, monetarily or otherwise; (iii) in the event of an Executive Officer’s misconduct or other forfeiture event described in Section 16(f); or (iv) in order to comply with applicable laws as described in Section 16(h) below. For purposes of clause (ii), no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company or a Subsidiary.
(f)
Clawback. Any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain or earnings related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the People and Compensation Committee of the Board or the Board in accordance with (i) any Company clawback or recoupment policy, including the Alcoa Corporation Clawback Policy (as may be amended and restated from time to time, the “Clawback Policy”), and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and the recovery of amounts relating thereto. By accepting Awards under the Plan, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any Award, any gains or earnings related to any Award, or any other amount paid under the Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participants of any such amounts, including from the Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(g)
Stock Certificate Legends. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(h)
Compliance with Securities Laws and Other Requirements. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Company in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws, rules, regulations, stock exchange listing or other requirements to which such offer, if made, would be subject. Without limiting the foregoing, the Company shall have no obligation to issue or deliver Shares pursuant to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or procurement of any ruling or determination of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration, qualification or determination is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants.
(i)
Dividends. No Award of Options or Stock Appreciation Rights shall have the right to receive dividends or dividend equivalents. To the extent that the Board, in its discretion, declares a dividend on the Shares: (i) a recipient of an Award of Restricted Shares shall receive dividends on the Restricted Shares, unless otherwise determined by the Committee, subject to such restrictions applicable to the Award, if any, and shall only be paid if and when such Restricted Shares vest; and (ii) dividend equivalents shall accrue on Restricted Share Units (including Restricted Share Units that have a performance feature), unless otherwise determined by the Committee, and shall only be paid if and when such Restricted Share Units vest. Any dividend equivalents that accrue on Restricted Share Units will be calculated at the same rate as dividends paid on the common stock of the Company. Notwithstanding any provision herein to the contrary, no dividends or dividend equivalents shall be paid on Restricted Shares or Restricted Share Units that have not vested or on Restricted Share Units that have not been earned during a Performance Period.
(j)
Consideration for Awards. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.
(k)
Tax Obligations. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of Tax Obligations (as defined below) due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such Tax Obligations, including without limitation, requiring the Participant to pay cash, withholding otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, forcing the sale of Shares issued pursuant to an Award (or exercise or vesting thereof) having a Fair Market Value equal to the amount required to be withheld, or requiring the Participant to deliver to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. For purposes of the foregoing, “Tax Obligations” means tax, social insurance and social security liability obligations and requirements in connection with the Awards, including, without limitation, (i) all U.S. Federal, state, and local income, employment and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company (or a Subsidiary, as applicable), (ii) the Participant’s and, to the extent required by the Company (or a Subsidiary, as applicable), the Company’s (or a Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares issued under the Award, and (iii) any other taxes, social insurance, social security liabilities or premium for which the Participant has an obligation, or which the Participant has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares or other consideration thereunder). Furthermore, the Committee shall be authorized to, but is not required to, establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company or by directing the Company to retain Shares otherwise deliverable in connection with the Award. All personal taxes applicable to any Award under the Plan are the sole liability of the Participant, and neither the Company nor any of its Subsidiaries will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes. In no event will the Fair Market Value of the Shares to be withheld and delivered pursuant to this Section 16(k) exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences and (b) such additional withholding amount is authorized by the Committee.
(l)
Other Compensatory Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(m)
Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware, United States of America, without reference to principles of conflict of laws, and construed accordingly.
(n)
Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(o)
Awards to Non-U.S. Employees. Awards may be granted to Employees and Directors who are foreign nationals or residents or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees and Directors who are not foreign nationals or residents or who are employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law, regulations or tax policy. Without limiting the generality of the foregoing, the Committee or the Board, as applicable, is specifically authorized to (i) adopt rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (ii) adopt sub-plans, Award Agreements and Plan and Award Agreement addenda as may be deemed desirable to accommodate foreign laws, regulations and practice. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s or a Subsidiary’s obligation with respect to tax equalization for Employees on assignments outside their home countries. Notwithstanding the discretion of the Committee under this section, the Participant remains solely liable for any applicable personal taxes.
(p)
Repricing Prohibited. Except as provided in Section 4(f), the terms of outstanding Options or Stock Appreciation Rights may not be amended, and action may not otherwise be taken without stockholder approval, to: (i) reduce the exercise price of outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or (iii) replace outstanding Options or Stock Appreciation Rights in exchange for Other Awards or cash at a time when the exercise price of such Options or Stock Appreciation Rights is higher than the Fair Market Value of a Share.
(q)
Deferral. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash or other property to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. The Committee may also authorize the payment or crediting of interest, dividends or dividend equivalents on any deferred amounts.
(r)
Compliance with Section 409A of the Code. Except to the extent specifically provided otherwise by the Committee and notwithstanding any other provision of the Plan, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder), or an exemption therefrom, so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If an Award is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (iii) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key Employee (as defined below for this purpose) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. If the Committee determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Although the Company may attempt to avoid adverse tax treatment under Section 409A of the Code, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
(s)
No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.
(t)
Effect of Headings. The Section headings and subheadings herein are for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 17.
TERM OF PLAN. No Award shall be granted pursuant to the Plan on or after May 6, 2036, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan. The Plan, as amended and restated herein, becomes effective upon approval of the Plan at the Company’s Annual Meeting of Stockholders to be held on May 6, 2026 (or such other date upon which the Company’s Stockholders approve the Plan, the “Annual Meeting”). If the Plan, as amended and restated, is not so approved, then the Plan, as in effect immediately prior to such Annual Meeting, shall remain in effect.